EXHIBIT 7.01

joint filing agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares (including Ordinary Shares represented by ADSs) of Vimicro International Corporation and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

— SIGNATURES ARE ON THE FOLLOWING PAGE –

Date: September 14, 2015

ZHONGHAN (John) DENG

	By:	/s/ Zhonghan (John) Deng

Vimicro Beijing Corporation

	By:	/s/ Zhonghan (John) Deng
	Name:	Zhonghan (John) Deng
	Title:	Director

ZHAOWEI (Kevin) JIN

	By:	/s/ Zhaowei (Kevin) Jin

Vimicro Shenzhen Corporation

	By:	/s/ Zhaowei (Kevin) Jin
	Name:	Zhaowei (Kevin) Jin
	Title:	Director

XIAODONG (DAVE) YANG

	By:	/s/ Xiaodong (Dave) Yang

Vimicro Tianjin Corporation

	By:	/s/ Xiaodong (Dave) Yang
	Name:	Xiaodong (Dave) Yang
	Title:	Director

SHENGDA ZAN

	By:	/s/ Shengda Zan